EXHIBIT 20.2


                         MONTHLY HOLDERS' STATEMENT
                       First National Bank of Commerce
                           New Orleans, Louisiana
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                     First NBC Credit Card Master Trust
                               Series 1997-1
                                March 9,1998
===============================================================================
Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of August 1, 1997 by and between First National Bank of Commerce, as Seller and Servicer ("FNBC"), and The First National Bank of Chicago, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-1 Supplement dated as of August 1, 1997 by and between FNBC and the Trustee, FNBC, as Servicer, is required to prepare certain information for each Distribution Date regarding current distributions to Certificateholders and the performance of the First NBC Credit Card Master Trust (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the March 16, 1998 Distribution Date, and with respect to the performance of the Trust during the month of 2/1/98 to 2/28/98 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1997-1 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Pooling and Servicing Agreement and the Supplement.

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
A  Series 1997-1 Certificates
    1 Information regarding Payments in respect of the Class A Certificates
      (per $1,000 original certificate principal amount)
       a Total Payment                                                         5.125000
       b Amount of Payment in respect of Class A Monthly Interest              5.125000
       c Amount of Payment in respect of Class A Overdue Monthly Interest           -
       d Amount of Payment in respect of Class A Additional Interest                -
       e Amount of Payment in respect of Class A Principal                          -

    2 Class A Investor Charge-Offs/Reimbursement of Class A Investor
       Charge-Offs
       a Total amount of Class A Investor Charge-Offs                               -
       b Amount of Class A Investor Charge-Offs per $1,000 original
          certificate principal amount                                              -
       c Total amount reimbursed in respect of Class A Investor Charge-Offs         -
       d Amount reimbursed in respect of Class A Investor Charge-Offs
          per $1,000 original principal amount                                      -
       e The amount, if any, by which the outstanding Principal Balance of the Class A Certificates exceeds the Class A Adjusted Investor
          Interest after giving effect to all transactions on such
          Distribution Date                                                         -

    3 Information regarding Payments in respect of the Class B Certificates
      (per $1,000 original certificate principal amount)
       a Total Payment                                                         5.291670
       b Amount of Payment in respect of Class B Monthly Interest              5.291670
       c Amount of Payment in respect of Class B Overdue Monthly Interest           -
       d Amount of Payment in respect of Class B Additional Interest                -
       e Amount of Payment in respect of Class B Principal                          -

    4 Amount of reductions in Class B Investor Interest pursuant to clauses
      (c), (d) and (e) of the definition of Class B Investor Interest
       a Amount of reductions in Class B Investor Interest                          -
       b Amount of reductions in Class B Investor Interest per $1,000
         original certificate principal amount                                      -
       c Total amount reimbursed in respect of reductions of Class B Investor
         Interest                                                                   -
       d Amount reimbursed in respect of reductions of Class B Investor
         Interest per $1,000 original certificate principal amount                  -
       e The amount, if any, by which the outstanding Principal Balance of the Class B Certificates exceeds the Class B Investor Interest
         after giving effect to all transactions on such Distribution Date          -

Monthly Holders' Statement
Page 2  (all amounts in dollars except percentages)

    5 Information regarding Distribution in respect of the Collateral
      Interest
       a Total distribution                                                    4.668770
       b Amount of distribution in respect of Collateral Monthly Interest      4.668770
       c Amount of distribution in respect of Collateral Overdue Interest           -
       d Amount of distribution in respect of Collateral Monthly Principal          -

    6 Amount of reductions in Collateral Interest pursuant to clauses
      (c), (d) and (e) of the definition of Collateral Interest
       a Amount of reductions in Collateral Interest                                -
       b Total amount reimbursed in respect of reductions of Collateral
         Interest                                                                   -

B  Trust Performance
    1 Delinquencies
       a 31-59 days                                                           14,384,592
       b 60-89 days                                                            9,613,735
       c 90 days and over                                                     15,888,618
       d Total 30+ days delinquent                                            39,886,945
    2 Base Rate
       a Current Monthly Period                                                   8.169%
       b Prior Monthly Period                                                     8.167%
       c Second Prior Monthly Period                                              8.192%
    3 Three Month Average Base Rate                                               8.176%

    4 Portfolio Yield (gross portfolio yield less net defaults)
       a Current Monthly Period                                                14.97311%
       b Prior Monthly Period                                                  11.60413%
       c Second Prior Monthly Period                                           14.92847%
    5 Three Month Average Portfolio Yield                                      13.83524%

    6 Excess Spread  Percentage
       a Current Monthly Period                                                 6.80411%
       b Prior Monthly Period                                                   3.43713%
       c Second Prior Monthly Period                                            6.73647%
    7 Three Month Average Excess Spread Percentage                              5.65924%

    8 Monthly Payment Rate (total collections/beginning aggregate
      principal receivables)                                                   14.96655%

    9 Portfolio Adjusted Yield                                                  6.30411%

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                     First National Bank of Commerce, Servicer

                     By:  /s/ Anne M. Lacourrege
                        ------------------------------
                          Name:  Anne M. Lacourrege
                          Title:  Vice President